IZEA Extends Profitability Momentum in Q3 2025 with $8.1 Million in Revenue
$8.8 Million Year-Over-Year Improvement in Net Results
Positive Cash from Operations

ORLANDO, Fla. (November 12, 2025) - IZEA Worldwide, Inc. (NASDAQ: IZEA), a leading influencer marketing company that makes Creator Economy solutions for marketers, reported its financial and operational results for the third quarter ended September 30, 2025.

Q3 2025 Financial Summary Compared to Q3 2024
•Total revenue declined to $8.1 million, compared to $8.8 million
•Managed Services revenue increased 5% to $8.0 million compared to $7.7 million (excluding Hoozu)
•Reflecting our strategy to shed non-recurring, unprofitable projects in favor of larger, recurring accounts, Managed Services bookings declined 44% to $3.6 million, compared to $6.4 million (excluding Hoozu)
•Total costs and expenses declined 54% to $8.4 million, compared to $18.2 million
•Net income totaled $0.1 million, compared to a net loss of $8.8 million, continuing our return to profitability
•Adjusted EBITDA* for the quarter was $0.4 million, improving $3.8 million year-over-year
•Cash and equivalents as of September 30, 2025 totaled $51.4 million, reflecting positive cash from operations

Q3 2025 Highlights
•Won new business from Amazon, General Motors, Owens-Corning, and more
•Produced new work for Kellogg’s, Clorox, Nestle, Danone, and many more clients
•Enhanced our technology platform with AI-powered features that provide clients with strategic insights and campaign performance
•Recruited Steve Bonnell, EVP Account Management to lead our enterprise accounts and John Francis, VP Sales and Marketing Operations to strengthen our go-to-market strategy
* Adjusted EBITDA and revenue from on-going operations are non-GAAP financial measures. Refer to the definition and reconciliation of these measures under “Use of Key Metrics and Non-GAAP Financial Measures."

Management Commentary
“Q3 marks our third consecutive quarter of financial improvement and underscores the success of our transformation toward sustainable, profitable growth,” said Patrick Venetucci, CEO. “While total revenue and bookings declined due to the intentional shedding of unprofitable, non-recurring work and softness in certain sectors, the core health of our business is strong. Managed services revenue grew 14% year-to-date, expenses decreased drastically, net income grew again, and operations generated cash versus a multi-million dollar loss last year.

Since I became CEO, our strategy has been to fortify, simplify, and focus—strengthening our U.S. operations, refining our go-to-market, and prioritizing enterprise clients with recurring, high-growth potential. These efforts have driven double- and even triple-digit growth among enterprise accounts, new business wins from brands like Amazon, General Motors and Owens-Corning, and new productions for Kellogg’s, Clorox, Nestlé, and Danone. To support this momentum, we added key leaders including Steve Bonnell, EVP Account Management, and John Francis, VP Marketing and Revenue Operations. Alongside our service focus, we continue to invest in our technology platform—simplifying offerings and adding AI-powered insights to enhance client performance. With strong progress and growing opportunities, I’m confident in our trajectory and am proud of the progress that our team is making.”

Q3 2025 Financial Results
Total revenue in the third quarter of 2025 totaled $8.1 million. Excluding Hoozu, which was divested in December 2024, total revenue grew 2.5% year over year in the third quarter of 2024. Our core enterprise customer base grew by double digits in the current quarter, offset somewhat by a decline in revenues from non-core, less profitable customers compared with the prior-year quarter.

Cost of revenue in the third quarter of 2025 totaled to $4.2 million, or 51% of revenue, compared to $5.2 million, or 59%, in the prior-year quarter. Excluding Hoozu, the cost of revenue declined 20% year over year in the third quarter of 2024, reflecting improved margins and a more efficient cost structure.

Costs and expenses, excluding the cost of revenue, totaled $4.3 million for the third quarter of 2025, a decrease of , or 67%,

from the third quarter of 2024. Sales and marketing costs were $1.1 million during the third quarter of 2025, a 62% decrease from $2.9 million in the prior-year quarter, largely due to our targeted workforce reduction in the fourth quarter of 2024, a temporary pause in advertising spending, and lower general contractor fees. General and administrative costs totaled $3.0 million during the quarter, $2.8 million, or 49%, lower than in the prior-year quarter, primarily due to a reduction in employee-related expenses following our targeted workforce reduction, reduced use of external contractors, and decreased spending on professional services and software licensing.

Net income in the third quarter of 2025 was $0.1 million, or $0.01 per share, as compared to a net loss of $8.8 million, or $(0.52) per share in the third quarter of 2024, based on 18.4 million and 17.0 million average shares outstanding, respectively. Shares outstanding for our earnings per share calculation increased in the current period for dilutive share grants not included in periods of loss.

Adjusted EBITDA (as defined below, a non-GAAP measure management used as a proxy for operating cash flow) totaled $0.4 million in the third quarter of 2025, compared with $3.4 million loss in the comparative period.

As of September 30, 2025, our cash, cash equivalents, and investments totaled $51.4 million. The company has no outstanding long-term debt.

We previously announced our commitment to repurchase up to $10.0 million of our stock in the open market, subject to certain restrictions. Through September 30, 2025, we have purchased a total of 561,950 shares, investing $1.4 million under the repurchase program. No share purchases were made in the current quarter.

Conference Call
IZEA will hold a conference call to discuss its third quarter 2025 results on Wednesday, November 12, 2025, at 5:00 p.m. EST. IZEA's CEO Patrick Venetucci and CFO Peter Biere will host the call, followed by a question and answer period.

Date: Wednesday, November 12, 2025
Time: 5:00 p.m. EST
Webcast link: https://viavid.webcasts.com/starthere.jsp?ei=1739515&tp_key=6773b72c4a
Toll-free dial-in number: 1-877-407-4018
International dial-in number: 1-201-689-8471

Please call the conference telephone number five (5) minutes before the start time. An operator will register your name and organization. A call replay will be made available approximately 3 hours after the conference ends until Wednesday, November 19, 2025, at 11:59 p.m. EST.

Toll-free replay number: 1-844-512-2921
International replay number: 1-412-317-6671
Replay ID: 13756677

About IZEA Worldwide, Inc.
IZEA Worldwide, Inc. (“IZEA”), is an influencer marketing company with a mission to make creator economy solutions for marketers. We do this by lighting up the Creator Economy with IZEAs—our strategies, campaigns, and solutions that build brands and drive demand. Since launching the industry’s first-ever influencer marketing platform in 2006, IZEA has facilitated nearly 4 million collaborations between brands and creators.

Use of Key Metrics and Non-GAAP Financial Measures
Managed Services Bookings is a key metric representing total sales orders received during a period, net of cancellations and refunds. Contracts vary by customer and scope, ranging from custom content projects to integrated marketing campaigns, and generally extend from several months up to a year. Managed Services Bookings provide a useful measure of overall demand but are not necessarily predictive of quarterly revenue, as the timing of revenue recognition varies with contract size, complexity, and customer arrangements. Certain customers enter into annual spend commitments that establish a defined budget for services to be performed throughout the year, while others engage the Company for specific campaigns or deliverables. These differing contract structures may influence the timing and distribution of bookings and related revenue. The Company uses this metric to evaluate customer and market trends, to plan operational staffing, and to inform product development initiatives.

"Adjusted EBITDA" is a non-GAAP financial measure under the Securities and Exchange Commission rules. EBITDA is commonly defined as "earnings before interest income and expense, taxes, depreciation, and amortization." IZEA defines

“Adjusted EBITDA” as earnings or loss before interest expense, interest income, taxes, depreciation and amortization, non-cash stock-based compensation, gain or loss on asset disposals or impairment, and certain other unusual or non-cash income and expense items such as gains or losses on settlement of liabilities and exchanges, and changes in the fair value of derivatives, if applicable. We believe that Adjusted EBITDA provides useful information to investors as it primarily excludes non-cash and non-operating transactions, and it provides consistency to facilitate period-to-period comparisons.

Revenue from on-going operations and associated costs of revenue and other costs and expenses from on-going operations excludes revenue from and costs attributable to Hoozu in the prior year period. Hoozu was divested by the Company in December 2024. We believe this is useful to investors to facilitate period to period comparisons.

All companies do not calculate bookings and Adjusted EBITDA in the same manner. These metrics and financial measures, as presented by IZEA, may not be comparable to those presented by other companies. Moreover, these metrics and financial measures have limitations as analytical tools. You should not consider them in isolation or as a substitute for an analysis of our results of operations or, with respect to non-GAAP financial measures, as reported under GAAP. A reconciliation of Adjusted EBITDA and revenue and costs from on-going operations to the most directly comparable GAAP measures are presented in the financial tables included in this press release.

Safe Harbor Statement
All statements in this release that are not based on historical fact are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies, and expectations, can generally be identified by the use of forward-looking terms such as “may,” “will,” “would,” “could,” “should,” “expect,” “anticipate,” “hope,” “estimate,” “optimistic,” “believe,” “intend,” “ought to,” "likely," "projects," “plans,” "pursue," "strategy" or "future," or the negative of these words or other words or expressions of similar meaning. Examples of forward-looking statements include, among others, statements we make regarding expectations concerning product development and platform launches, future financial performance and operating results, including regarding recognition of bookings as revenues, the share repurchase authorization and any use of such authorization, growth, or maintenance of customer relationships, and expectations concerning IZEA’s business strategy. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements as a result of various factors, including, among others, the following: competitive conditions in the content and social sponsorship segment in which IZEA operates; failure to popularize one or more of the marketplace platforms of IZEA; our ability to maintain disclosure controls and procedures and internal control over financial reporting; our ability to satisfy the requirements for continued listing of our common stock on the Nasdaq Capital Market; changing economic conditions that are less favorable than expected; and other risks and uncertainties described in IZEA’s periodic reports filed with the Securities and Exchange Commission. The forward-looking statements made in this release speak only as of the date of this release, and IZEA assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Press Contact
John Francis
IZEA Worldwide, Inc.
Phone: 407-674-6911
Email: ir@izea.com

IZEA Worldwide, Inc.
Unaudited Consolidated Balance Sheets

	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$51,390,884	$44,644,468
Accounts receivable, net	3,389,511	7,781,824
Prepaid expenses	754,473	1,079,045
Short term investments	—	6,427,488
Other current assets	9,701	97,215
Total current assets	55,544,569	60,030,040

Property and equipment, net of accumulated depreciation	37,414	103,574
Software development costs, net of accumulated amortization	2,292,497	2,086,660
Total assets	$57,874,480	$62,220,274

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	1,350,287	1,511,747
Accrued expenses	2,518,669	3,734,123
Contract liabilities	4,129,798	8,188,651
Total current liabilities	7,998,754	13,434,521

Finance obligation, less current portion	—	4,034
Total liabilities	7,998,754	13,438,555

Commitments and Contingencies	—	—

Stockholders’ equity:
Preferred stock; $.0001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock; $0.0001 par value; $50,000,000 shares authorized; shares issued: $17,929,603 and $17,518,018, respectively, shares outstanding: $17,040,480 and $16,931,169, respectively.	1,793	1,752
Treasury stock at cost: 889,123 and 586,849 shares at September 30, 2025 and December 31, 2024, respectively	(2,344,698)	(1,622,065)
Additional paid-in capital	155,355,938	154,593,800
Accumulated deficit	(103,087,042)	(104,297,055)
Accumulated other comprehensive income (loss)	(50,265)	105,287
Total stockholders’ equity	49,875,726	48,781,719
Total liabilities and stockholders’ equity	$57,874,480	$62,220,274

IZEA Worldwide, Inc.
Unaudited Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$8,072,380	$8,831,794	$25,173,975	$24,878,493

Costs and expenses:
Cost of revenue	4,152,375	5,210,104	12,940,561	14,355,679
Sales and marketing	1,095,363	2,879,320	3,179,162	9,142,590
General and administrative	3,004,321	5,840,027	8,842,379	12,995,910
Depreciation and amortization	150,740	239,849	460,334	669,783
Impairment of goodwill	—	4,016,722	—	4,016,722
Total costs and expenses	8,402,799	18,186,022	25,422,436	41,180,684

Income (loss) from operations	(330,419)	(9,354,228)	(248,461)	(16,302,191)

Other income (expense):
Change in the fair value of digital assets	—	(51,702)	—	28,414
Interest expense	(1,654)	(1,654)	(5,092)	(5,654)
Other income (expense), net	479,818	605,644	1,463,566	1,909,735
Total other income (expense), net	478,164	552,288	1,458,474	1,932,495

Net income (loss) before income taxes	$147,745	$(8,801,940)	$1,210,013	$(14,369,696)
Tax benefit	—	33,621	—	140,699
Net income ( loss)	147,745	(8,768,319)	1,210,013	(14,228,997)

Weighted average common shares outstanding – basic	17,074,681	16,956,497	17,142,358	17,024,645
Basic income (loss) per common share	$0.01	$(0.52)	$0.07	$(0.84)

Weighted average common shares outstanding - diluted	18,377,063	16,956,497	18,150,970	17,024,645
Diluted income (loss) per common share	$0.01	$(0.52)	$0.07	$(0.84)

IZEA Worldwide, Inc.
Unaudited Consolidated Statements of Comprehensive Income (Loss)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income (loss)	$147,745	$(8,768,319)	$1,210,013	$(14,228,997)

Other comprehensive income (loss)
Unrealized gain (loss) on securities held	—	84,855	(12,209)	235,662
Unrealized gain (loss) on currency translation	1,048	(94,195)	(143,343)	(106,497)
Total other comprehensive income (loss)	1,048	(9,340)	(155,552)	129,165

Total comprehensive income (loss)	$148,793	$(8,777,659)	$1,054,461	$(14,099,832)

IZEA Worldwide, Inc.
Revenue Details

Revenue details by type:

	Three Months Ended September 30,
	2025		2024		$ Change	% Change
Managed Services Revenue
On-Going Operations	$8,036,430	100%	$7,671,221	87%	$365,209	5%
Hoozu	—	—%	954,703	11%	(954,703)	(100)%
Total Managed Services Revenue	8,036,430	100%	8,625,924	98%	(589,494)	(7)%

SaaS Services Revenue	35,950	—%	205,870	2%	(169,920)	(83)%

Total Revenue	$8,072,380	100%	$8,831,794	100%	$(759,414)	(9)%

	Nine Months Ended September 30,
	2025		2024		$ Change	% Change
Managed Services Revenue
On-Going Operations	$24,996,871	99%	$21,889,570	88%	$3,107,301	14%
Hoozu	—	—%	2,283,359	9%	(2,283,359)	(100)%
Total Managed Services Revenue	24,996,871	99%	24,172,929	97%	823,942	3%

SaaS Services Revenue	177,104	1%	705,564	3%	(528,460)	(75)%

Total Revenue	$25,173,975	100%	$24,878,493	100%	$295,482	1%

IZEA Worldwide, Inc.
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income (loss) from operations	$147,745	$(8,768,319)	$1,210,013	$(14,228,997)
Impairment of goodwill and intangible assets	—	4,016,722	—	4,016,722
Adjustment to fair market value of digital assets	—	51,702	—	(28,414)
Non-cash stock-based compensation	445,643	1,579,236	1,086,489	2,328,356
Non-cash stock issued for payment of services	89,995	79,057	269,991	229,063
Depreciation and amortization	150,740	239,849	460,334	669,783
Interest expense	1,654	1,654	5,092	5,654
Interest income	(482,760)	(607,712)	(1,429,292)	(1,908,729)
Tax benefit	—	(33,621)	—	(140,699)
Adjusted EBITDA(1)	$353,017	$(3,441,432)	$1,602,627	$(9,057,261)

Revenue	$8,072,380	$8,831,794	$25,173,975	$24,878,493
Operating EBITDA as a % of Revenue	4.4%	(39.0)%	6.4%	(36.4)%
(1) Adjusted EBITDA presentation varies from prior disclosure, primarily to exclude non-operating items such as interest income.